Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-72127 of United Parcel Service of America, Inc. on Form S-8 of our report dated June 26, 2009, relating to the financial statements and supplemental schedules of the UPS Qualified Stock Ownership Plan, appearing in this Annual Report on Form 11-K of the UPS Qualified Stock Ownership Plan for the year ended December 31, 2008.

/s/ Deloitte & Touche LLP

Atlanta, Georgia

June 26, 2009